UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report:  July 15, 2008
(Date of earliest event reported)

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

(408) 765-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Intel Corporation for the quarter ended June 28, 2008 and forward-looking statements relating to 2008 and the third quarter of 2008 as presented in a press release of July 15, 2008.

Also included in Exhibit 99.1 under the heading "Supplemental Operating Results and Other Information" is certain unaudited annual and quarterly financial information for the Digital Enterprise Group, Mobility Group, and "all other" category. In the second quarter of 2008, we completed a reorganization that transferred the revenue and costs associated with a portion of the Digital Home Group’s consumer PC components business to the Digital Enterprise Group. The Digital Home Group now focuses on the consumer electronics components business. We adjusted our historical results to reflect this reorganization as well as certain other minor reorganizations. This information is provided as supplemental financial information that may be of interest to Intel Corporation stockholders.

The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superseded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: July 15, 2008	By:	/s/ Stacy J. Smith
Stacy J. Smith
Vice President and Chief Financial Officer

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